UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 8, 2013
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SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)
  _______________________________

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2013, the Compensation Committee of the Board of Directors of SYNNEX granted the following performance-based restricted stock units (“RSUs”) to the following named executive officers (each, an “Officer”) under SYNNEX's long-term incentive program.

Officer	Number of Shares Underlying RSU
Kevin Murai	31,450
Peter Larocque	18,241
Dennis Polk	18,241
Simon Leung	4,927
These RSUs relate to SYNNEX' performance based, long-term equity incentives (“LTI”) program and are in lieu of a portion of each Officer's cash compensation. This rebalancing of annual, variable compensation to 3-year, variable compensation further mitigates the potential for undue risk assumption. The LTI program is designed to provide long-term retention incentives for each Officer, and also to create an alignment between the interests of each Officer and those of our stockholders.
The RSUs will vest on the third anniversary of the grant date based upon (1) the achievement, on a cumulative basis, of minimum threshold earnings per share (“EPS”) target performance and (2) the achievement of an average return on invested capital (“ROIC”) target performance, with both performance metrics measured over a 3-year period ending November 30, 2015. The minimum threshold EPS target performance percentage is 75% and the maximum target performance percentage is 166.7% for each Officer. The actual number of RSUs, if the applicable minimum threshold EPS percentage is met, will vest on a sliding scale of the target EPS performance percentage actually achieved. The resulting number of shares that will vest based on the EPS metric will then be adjusted by a percentage increase or decrease corresponding with SYNNEX' performance as measured by the ROIC performance percentages, but in no event will an Officer be entitled to receive more than the number of shares set forth in the table above (the “Maximum Amount”). If the minimum threshold EPS target performance is not achieved, no RSUs will vest, regardless of the achievement of the ROIC performance.
At 100% target EPS and ROIC performance, the Officers' RSUs will vest as to 50% of the Maximum Amount. Any unvested shares underlying the RSUs will not vest and will be canceled. In addition, the vesting of the RSUs is contingent upon the Officer still being employed by SYNNEX on the date of vesting. In the event of an Officer's death prior to the third anniversary of the grant date, SYNNEX will transfer to such Officer's estate the number of shares that would have vested on or prior to such Officer's death.

Item 8.01.	Other Events

SYNNEX has established record and meeting dates for its 2013 Annual Meeting of Stockholders. SYNNEX stockholders of record at the close of business on February 7, 2013, will be entitled to notice of the Annual Meeting and to vote upon matters considered at the Annual Meeting. The Annual Meeting will be held in Fremont at SYNNEX' headquarters located at 44201 Nobel Drive, beginning at 10:00 a.m. PT on March 19, 2013.

A stockholder proposal not included in the proxy statement for SYNNEX' 2013 Annual Meeting of Stockholders will be ineligible for presentation at the Annual Meeting unless the stockholder gives timely notice of the proposal in writing to SYNNEX' Corporate Secretary at its headquarters and otherwise complies with the provisions of SYNNEX' Bylaws. To be timely, SYNNEX' Bylaws provide that SYNNEX must have received the stockholder's notice not less than 50 days nor more than 75 days prior to the scheduled date of such meeting. However, if notice or prior public disclosure of the date of the Annual Meeting is given or made to stockholders less than 65 days prior to the meeting date, SYNNEX must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day SYNNEX mailed notice of the Annual Meeting date or provided such public disclosure of the Annual Meeting date and (ii) two days prior to the scheduled date of the Annual Meeting. For SYNNEX' 2013 Annual Meeting of Stockholders, stockholders must submit written notice to the Corporate Secretary in accordance with the foregoing Bylaw provisions no later than the close of business on January 28, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 11, 2013

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

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